AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2398532 (I.R.S. Employer Identification No.)

6250 LBJ Freeway Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)

TUESDAY MORNING CORPORATION 2008 LONG-TERM EQUITY INCENTIVE PLAN

(Full title of the plan)

Stephanie Bowman

Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Tuesday Morning Corporation

6250 LBJ Freeway

Dallas, Texas 75240

(Name and address of agent for service)

(972) 387-3562

(Telephone number, including area code, of agent for service)

Copy to:

Harva R. Dockery

Fulbright & Jaworski L.L.P.

2200 Ross Avenue

Suite 2800

Dallas, Texas 75201

(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	2,865,000 shares	$6.15	$17,619,750	$2,403.33

(1)                                 Represents shares added to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan upon the amendment thereof.  If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, or similar transaction involving, the securities covered by this Registration Statement.

(2)                                 Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 and based on the average of the high and low prices reported on The NASDAQ Stock Market on December 4, 2012.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this Form (Registration No. 333-159035, the “Earlier Registration Statement”) relating to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan, as amended (the “2008 Plan”), is effective.  Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description
4.1.1

Certificate of Incorporation of Tuesday Morning Corporation (the “Company”) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-46017) as filed with the Securities and Exchange Commission (the “Commission”) on February 10, 1998)

4.1.2

Certificate of Amendment to the Certificate of Incorporation of the Company, dated March 25, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-74365) as filed with the Commission on March 29, 1999)

4.1.3

Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 7, 1999 (incorporated by reference to Exhibit 3.1.3 to the Company’s Form 10-Q as filed with the Commission on May 2, 2005)

4.2	Amended and Restated By-laws of the Company, dated December 14, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K as filed with the Commission on December 20, 2006)
5.1	Opinion of Fulbright & Jaworski L.L.P.*
23.1	Consent of Fulbright & Jaworski L.L.P. (included as part of its opinion filed as Exhibit 5.1 hereto)*
23.2	Consent of Independent Registered Public Accounting Firm*
24.1	Powers of Attorney (included with signature page of this Registration Statement)*
99.1	Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on November 19, 2008)
99.2

First Amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on November 9, 2012)

99.3

Second Amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on October 23, 2012)

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 6, 2012.

TUESDAY MORNING CORPORATION

By:	/s/ Stephanie Bowman
Stephanie Bowman
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Brady Churches and Stephanie Bowman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated

Signature	Title	Date
/s/ Brady Churches	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2012
Brady Churches
	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 6, 2012
/s/ Stephanie Bowman
Stephanie Bowman

/s/ Steven R. Becker	Chairman of the Board of Directors	December 6, 2012
Steven R. Becker

/s/ David B. Green	Director	December 6, 2012
David B. Green

/s/ William J. Hunckler, III	Director	December 6, 2012
William J. Hunckler, III

/s/ Starlette Johnson	Director	December 6, 2012
Starlette Johnson

/s/ R. Michael Rouleau	Director	December 6, 2012
R. Michael Rouleau

/s/ Richard S. Willis	Director	December 6, 2012
Richard S. Willis

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EXHIBIT INDEX

Exhibit Number	Description
4.1.1

Certificate of Incorporation of Tuesday Morning Corporation (the “Company”) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-46017) as filed with the Securities and Exchange Commission (the “Commission”) on February 10, 1998)

4.1.2

Certificate of Amendment to the Certificate of Incorporation of the Company, dated March 25, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-74365) as filed with the Commission on March 29, 1999)

4.1.3

Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 7, 1999 (incorporated by reference to Exhibit 3.1.3 to the Company’s Form 10-Q as filed with the Commission on May 2, 2005)

4.2	Amended and Restated By-laws of the Company, dated December 14, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K as filed with the Commission on December 20, 2006)
5.1	Opinion of Fulbright & Jaworski L.L.P.*
23.1	Consent of Fulbright & Jaworski L.L.P. (included as part of its opinion filed as Exhibit 5.1 hereto)*
23.2	Consent of Independent Registered Public Accounting Firm*
24.1	Powers of Attorney (included with signature page of this Registration Statement)*
99.1	Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on November 19, 2008)
99.2

First Amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on November 9, 2012)

99.3

Second Amendment to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on October 23, 2012)

*filed herewith

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